Exhibit 10.1

The Laclede Group
2006 Equity Incentive Plan

     Section 1. PURPOSE

     The purpose of this Plan is to promote the interests of The Laclede Group, Inc. (the “Company”) by granting Awards to the directors, officers and employees of the Company and its Subsidiaries in order to (a) attract and retain directors, officers and employees of outstanding ability; (b) provide an additional incentive to selected individuals to work to increase the value of the Stock; and (c) provide each such individual with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.

     Section 2. DEFINITIONS

     Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and for any Award granted under this Plan. For purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Unless otherwise expressly indicated, all Section references herein shall be construed to mean references to a particular Section of this Plan.

     2.1 Award means an award determined in accordance with the terms of the Plan.

     2.2 Board means the Company’s Board of Directors.

     2.3 Cause means with respect to the termination of a Participant’s Continuous Service with the Company or any of its Subsidiaries:

     (i) Willful and continued failure by the Participant to perform substantially the duties of employment assigned by the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance has been delivered by the Company, which specifically identifies the manner in which it is believed that the Participant has not substantially performed such duties; or

     (ii) Willful engagement by the Participant in misconduct that is materially injurious to the Company.

For purposes of this definition, no act, or failure to act, on the Participant’s part shall be considered willful unless done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interest of the Company and its Subsidiaries. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or, with respect to a Participant other than the Chief Executive Officer, upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company which advice was authorized by the Board or the Chief Executive Officer, shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company and its subsidiaries.

     2.4 Change in Control means the occurrence of one of the following events:

     (i) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Sections 13(d) or 14(d) of the Exchange Act (excluding, for this purpose, the Company or its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the Company’s then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

     (ii) Individual members of the Board of Directors, as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial election to office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a party other than the Board of Directors of the Company; or

     (iii) Consummation by the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the surviving entity’s then outstanding shares of common stock or the surviving entity’s combined voting power entitled to vote generally in the election of directors, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company’s assets. In making this computation as to any Company shareholder who was also an equity owner in any other party to such reorganization, merger, or consolidation prior to consummating such transaction, only the common stock or voting power relating to such shareholder’s equity interests in the Company shall be counted toward the 50% threshold in the prior sentence.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person takes further action to increase the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

Notwithstanding the foregoing, to the extent that any Award granted under the Plan is subject to the provisions of Section 409A of the Code, the definition of Change of Control shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code to the extent such Award constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code.

     2.5 Code means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions thereto.

     2.6 Committee means the Compensation Committee composed of at least three members of the Board who qualify as “outside directors” within the meaning of Section 162(m) of the Code, as “independent” directors under the listing standards of the New York Stock Exchange, and as “non-employee directors” under Rule 16b-3 as promulgated under Section 16 of the Exchange Act.

     2.7 Company means The Laclede Group, Inc., and any entity that succeeds to all or substantially all of its business.

     2.8 Continuous Service means the Participant’s service as an officer or employee with the Company or a Subsidiary that is not terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an officer or employee or a change in the entity for which the Participant renders such service.

     2.9 Covered Employee has the meaning set forth in Section 162(m)(3) of the Code.

     2.10 Exchange Act means the Securities Exchange Act of 1934, as amended.

     2.11 Fair Market Value means the closing quoted selling price for such Common Stock on the relevant date, as reported on the New York Stock Exchange. If the New York Stock Exchange is not open for trading on that date, Fair Market Value of one share of Common Stock shall be the average of the closing prices on the nearest trading date before and the nearest trading date after that date.

     2.12 GAAP means U.S. Generally Accepted Accounting Principles.

     2.13 Immediate Family Member means, except as otherwise determined by the Committee, a Participant’s spouse, ancestors and descendants.

     2.14 Incentive Stock Option means a stock option that is intended to meet the requirements of Section 422 of the Code.

     2.15 Nonqualified Stock Option means any stock option granted under this Plan to purchase stock that is not intended to be an Incentive Stock Option.

     2.16 Option means either an Incentive Stock Option or a Nonqualified Stock Option.

     2.17 Option Price means the price that shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.18 Parent Corporation means any corporation that is a parent corporation of the Company within the meaning of Section 424(e) of the Code.

     2.19 Participant means anyone who is selected to participate in the Plan in accordance with Section 6.

     2.20 Performance Goals means or may be expressed in terms of any of the following business criteria: revenue; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest and taxes (“EBIT”); funds from operations; funds from operations per share; operating income (loss); pre or after tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; return on equity; return on assets; return on capital; share price performance; total shareholder return; economic value added; economic profit; credit rating; improvements in the Company’s attainment of expense levels; objective third-party measures of customer satisfaction; objective measures of operating stability and reliability; operating goals related to customer satisfaction improvement; implementing or completion of critical projects, including, without limitation, implementation of strategic plan(s), improvement in investor relations, marketing and manufacturing of key products, improvement in cash-flow (before or after tax), development of critical projects or product development, progress relating to research and development, or other business criteria as determined by the Committee. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The Performance Goals will be determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

     2.21 Performance Objective means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with an Award of performance shares.

     2.22 Performance Period means the fiscal year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

     2.23 Performance Awards means a performance grant issued pursuant to Section 11 of the Plan.

     2.24 Plan means The Laclede Group 2006 Equity Incentive Plan, as amended from time to time.

     2.25 Restricted Stock means an award granted pursuant to Section 10 of the Plan.

     2.26 Securities Act means the Securities Act of 1933, as amended.

     2.27 SEC means the Securities Exchange Commission.

     2.28 Stock or Common Stock means the Company’s common stock, $1.00 par value per share.

     2.29 Stock Appreciation Right means an award granted pursuant to Section 12 of the Plan.

     2.30 Subsidiary means any affiliate of the Company selected by the Board; provided, that, with respect to any “stock right” within the meaning of Section 409A of the Code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent”; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that is a corporation and that at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

     Section 3. SHARES SUBJECT TO AWARDS

     3.1 Subject to adjustment in accordance with Section 13, the total number of shares of Stock that shall be available for the grant of Awards under the Plan shall not exceed one million two hundred fifty thousand (1,250,000) shares of Stock; provided, that, for purposes of this limitation, (i) any Stock subject to an Option or Award that is canceled, forfeited or expires prior to exercise or realization; (ii) any Stock representing such portion of an Award settled in cash (in whole or in part) or otherwise not resulting in the issuance of all or a portion of the Stock subject to the Award; and (iii) any Stock tendered (either actually or by attestation) or withheld by the Company (a) for the exercise of any Option or other Award granted under this Plan or (b) for tax liabilities arising from such Option or other Award; shall again become available for issuance under the Plan. Subject to adjustment in accordance with Section 13, no employee shall be granted, during any one (1) year period, Options to purchase or any other Awards with respect to more than one hundred twenty-five thousand (125,000) shares of Stock. Stock available for distribution under the Plan shall be authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner. Notwithstanding anything to the contrary contained herein: (i) shares of Stock that are repurchased by the Company with Option proceeds shall not be added to the aggregate plan limit described above; and (ii) all shares of Stock covered by a Stock Appreciation Right, to the extent that it is exercised and settled in shares of Stock, and whether or not shares of Stock are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

     3.2 Incentive Stock Options. Notwithstanding Section 3.1, subject to adjustment in accordance with Section 13, the aggregate number of shares of Stock with respect to which Incentive Stock Options may be granted under the Plan shall not exceed one million two hundred fifty thousand (1,250,000) shares of Stock.

     Section 4. EFFECTIVE DATE; APPROVAL OF SHAREHOLDERS

     The Plan is effective as of the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the applicable laws of the State of Missouri (the “Effective Date”). Unless the Company determines to submit Section 11 of the Plan and the definition of Performance Goal to the Company’s shareholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such shareholder approval is obtained, then no further Performance Awards shall be made to Covered Employees under Section 11 after the date of such annual meeting, but the Plan may continue in effect for Awards to employees not in accordance with Section 162(m) of the Code.

     Section 5. ADMINISTRATION

     5.1 Administration by Committee. Subject to the further provisions of this Section 5, this Plan shall be administered by the Committee.

     5.2 Powers of Committee. The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

     5.3 Committee Action Binding. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

     5.4 Delegation. The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

     5.5 Indemnification. Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

     Section 6. ELIGIBILITY

     Individuals eligible to receive Awards under the Plan shall be the directors, officers and employees of the Company and its Subsidiaries selected by the Committee. Designation of a Participant in any year shall not require the Committee to designate such person as a Participant in any other year or to receive the same type or amount of award as granted in any other year.

     Section 7. AWARDS

     Awards under the Plan may consist of Options, Restricted Stock, Stock Appreciation Rights and Performance Awards. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

     Section 8. VESTING

     The Committee shall determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will become and remain exercisable, provided that, except in the case of Awards made in connection with the recruitment of new employees (including new officers) or as otherwise provided in this Plan, (i) Options and Stock Appreciation Rights shall vest in equal annual installments over a period of not less than three years and (ii) Restricted Stock and Performance Awards shall have a vesting period of  not less than three years from the grant date (but permitting pro rata vesting over such time) of the Award.  Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to grants of up to 5% of the number of Shares available for Awards under Section 3.   Subject to the foregoing minimum vesting period restrictions, the Committee may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. The Committee may also at any time accelerate the vesting or exercisability of an Award, without being subject to the limitations set forth in the first sentence of this Section 8, if such acceleration is associated with the death, disability, retirement or other termination of employment or service of a Participant. For purposes of the foregoing sentence, the Committee will have sole and conclusive power to define the types of disability, retirement or other termination of employment or service associated with such acceleration.

     Section 9. OPTIONS

     9.1 Grant of Options. The Committee may grant Options to eligible individuals under this Plan to purchase shares of Stock. Each grant of an Option shall be evidenced by an Award agreement, and each Award agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option and shall incorporate such terms and conditions as the Committee in its discretion deems appropriate and consistent with the terms of this Plan. The aggregate Fair Market Value of the Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan that is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

     9.2 Option Price. The Option Price for each share of Stock subject to an Option shall be determined by the Committee and shall not be less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Subsidiaries (a “10% shareholder”) the price per share specified in the Award agreement shall not be less than 110% of the Fair Market Value per share of Stock on the date of grant.

     9.3 Option Period. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, that, in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed five (5) years from the date of grant.

     9.4 Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option Price multiplied by the number of Options. The Option Price may be paid by (i) cash or certified or bank check, (ii) surrender of Stock held by the optionee for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, (iii) through a “same day sale” commitment from the optionee and a broker-dealer selected by the Participant that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total Option Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total Option Price directly to the Company, (iv) through additional methods prescribed by the Committee, or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. Options may not be exercised for fractional shares of Stock. A Participant’s subsequent transfer or disposition of any Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

     9.5 Prohibition on Repricing. Without shareholder approval, no Option granted hereunder shall be amended to reduce the Option Price under such Option, surrendered in exchange for a replacement Option having a lower purchase price per share, or surrendered in exchange for cash or another Award; provided, that, this Section 9.5 shall not restrict or prohibit any adjustment or other action taken pursuant to Section 13 below.

     Section 10. RESTRICTED STOCK

     The Committee, acting in its absolute discretion, may award Restricted Stock under the Plan to eligible Participants. Shares of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the “Restricted Period”) as the Committee shall determine. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate, including, without limitation, based on the achievement of Performance Goals. Subject to the vesting requirements of Section 8, the Committee may alter or waive at any time any term or condition of Restricted Stock that is not mandatory under the Plan. Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded Restricted Stock shall have all the rights of a shareholder including, without limitation, the right to vote Restricted Stock and the right to all dividends paid relative to the Restricted Stock during the Restricted Period. If a share certificate is issued in respect of Restricted Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period. The Committee may also award Restricted Stock in the form of Restricted Stock units having a value equal to an identical number of shares of Stock. Payment of Restricted Stock units shall be made in Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any award of Restricted Stock or Restricted Stock units that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated and subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock units with respect to which such cash, stock or other property has been distributed.

     Section 11. PERFORMANCE AWARDS

     11.1 Performance Awards. Performance awards may be granted in the form of actual shares of Stock or Stock units having a value equal to an identical number of shares of Stock. In the event that a share certificate is issued in respect of Performance Shares, such certificate shall be registered in the name of the Participant, but shall be held by the Company until the end of the Performance Period. The Committee shall determine in its sole discretion whether Performance Shares granted in the form of Stock units shall be paid in cash, Stock, or a combination of cash and Stock. In addition, the Committee may make cash bonuses to Participants based on the Performance Objectives described herein (performance shares and performance cash bonuses to be collectively referred to as “Performance Awards”). The Performance Objectives and Performance Period for any Performance Awards shall be determined by the Committee in its sole discretion.

     11.2 Performance Objectives. The Committee shall establish the Performance Objectives for each Performance Award, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance. The Performance Objectives shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

     11.3 Additional Provisions Applicable to Performance Awards. More than one Performance Objective may be incorporated in a Performance Goal, and the level of achievement with respect to each Performance Objective may be assessed individually or in combination with each other. The level or levels of performance specified with respect to a Performance Objective may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee shall (unless the Committee determines otherwise as provided in Section 8 of this Plan) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the Performance Period for any reason, such Performance Award will be payable only (i) if the applicable Performance Objectives are achieved and (ii) to the extent, if any, as the Committee shall determine.

     11.4 Duration of Performance Period. The Committee shall establish each Performance Period at the time that it sets the Performance Objectives applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

     11.5 Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objectives and other material terms of the Performance Award have been achieved or met. Unless the Committee determines otherwise, Performance Awards shall not be settled until the Committee has made the certification specified under this Section 11.5.

      11.6 Adjustment. To the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participants, the Committee shall adjust Performance Objectives, the Performance Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any acquisition, any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spinoff or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary, (iv) any action by a regulatory agency, (v) a change in accounting, tax or other relevant rules or regulations, (vi) restructured or discontinued operations, (vii) restatement of prior period financial results, or (viii) other extraordinary and non-recurring items separately identified and quantified in the Company’s financial statements; provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Award to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

     11.7 Maximum Amount Payable. Subject to Section 13, the maximum number of shares of Stock subject to a Performance Award granted to a Covered Employee is fifty thousand (50,000) shares of Stock during any one fiscal year (or, to the extent such Performance Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value, based on the Fair Market Value of the Stock, of such number of shares of Stock on the last day of the Performance Period). If the Performance Award is a performance cash bonus, the maximum of cash bonuses payable in any one fiscal year to a Participant shall be $2,000,000.

     11.8 Dividend Equivalents. Amounts, if any, credited to Performance Awards equivalent to cash, stock or other property dividends shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

     Section 12. STOCK APPRECIATION RIGHTS

     12.1 Grant of Stock Appreciation Rights. The Committee may either alone or in connection with the grant of another Award, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Award agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same number of shares of Stock covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 12, be subject to the same terms and conditions as the related Option.

     12.2 Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or in the case of Nonqualified Stock Options, at any time thereafter during the term of such Option.

     12.3 Stock Appreciation Right Related to an Option.

     (a) A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the Option Price specified in the related Incentive Stock Option Award agreement.

     (b) Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date preceding the date of exercise of such Stock Appreciation Right over the per share Option Price under the related Option, by (ii) the number of shares of Stock as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the agreement evidencing the Stock Appreciation Right at the time it is granted.
     (c) Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Stock as to which the Option is exercised or surrendered.

     12.4 Stock Appreciation Right Unrelated to an Option. The Committee may grant to a Participant Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years or an exercise price less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such Stock Appreciation Right over the per share exercise price of the Stock Appreciation Right, by (ii) the number of shares of Stock as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award agreement evidencing the Stock Appreciation Right at the time it is granted.

     12.5 Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Company at the Company’s principal executive office, specifying the number of shares of Stock with respect to which the Stock Appreciation Right is being exercised.

     12.6 Form of Payment. Payment of the amount determined under this Section 12 may be made in the discretion of the Committee solely in whole shares of Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares of Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

     12.7 Prohibition on Repricing. Without shareholder approval, no Stock Appreciation Right granted hereunder shall be amended to reduce the Stock Appreciation Right exercise price, surrendered in exchange for a replacement Stock Appreciation Right having a lower exercise price per share, or surrendered in exchange for cash or another Award; provided, that, this Section 9.5 shall not restrict or prohibit any adjustment or other action taken pursuant to Section 13 below.

     Section 13. ADJUSTMENT

     13.1 Corporate Transaction or Event. In the event of any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, acquisition, split-up, spinoff, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such Event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number and kind of shares of Stock (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Awards; (iii) the grant or exercise price with respect to any Award. The Committee determination under this Section 13.1 shall be final, binding and conclusive; and (iv) the applicable limitations for grants to a Participant under Section 3.1 and Section 11.7. Any such adjustment made to an Incentive Stock Option shall be made in accordance with Section 424(a) of the Code and any adjustment to any other Award that is subject to Section 409A of the Code shall be made in accordance with Section 409A of the Code, unless otherwise determined by the Committee, in its sole discretion.

     13.2 Termination; Cash-Out. Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (or without any payment if the Fair Market Value of one share of Stock on the date of the Event is less than the per share exercise price of a Stock Option or Stock Appreciation Right) or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least ten (10) days prior to such Event.

     13.3 No Restrictions on Adjustments. The existence of the Plan, Award agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     Section 14. AMENDMENT OR TERMINATION

     The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided, that, (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in the Plan, including, without limitation, Section 13, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent.

     Section 15. SPECIAL PROVISIONS

     15.1 Change of Control. Unless otherwise provided in an Award agreement, upon the effective date of a Change of Control in which outstanding Awards are not terminated in accordance with Section 13 of the Plan and are assumed or substituted for by the successor company (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award agreement, including prior thereto if applicable) and under the circumstances specified in the Award agreement, all Options and Stock Appreciation Rights, granted under this Plan prior to such Change of Control, shall immediately become vested and exercisable to the full extent of the original grant and all restrictions or performance conditions, if any, on any other Awards shall automatically lapse. Unless otherwise provided in an Award agreement, upon the effective date of a Change of Control in which outstanding Awards are not terminated in accordance with Section 13 of the Plan and are not assumed or substituted for by the successor company (or in which the Company is the ultimate parent corporation and does not continue the Award), all Options and Stock Appreciation Rights, granted under this Plan prior to such Change of Control, shall immediately become vested and exercisable to the full extent of the original grant and all restrictions or performance conditions, if any, on any other Awards shall automatically lapse.

     15.2 Forfeiture. Notwithstanding anything in the Plan to the contrary and unless otherwise specifically provided in an Award agreement, in the event of a termination of a Participant for Cause, the Committee may cancel any outstanding Award granted to such Participant or former Participant, in whole or in part, whether or not vested. Such cancellation shall be effective as of the date specified by the Committee.

     Section 16. GENERAL PROVISIONS

     16.1 Representations. The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

     16.2 Restrictions. Any certificates for Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

     16.3 Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 16.3, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

     16.4 Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the application of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to any such Award.

     16.5 No Rights as Shareholder. Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a shareholder with respect to any shares of Stock subject to an Award until a certificate or certificates evidencing shares of Stock shall have been issued to the Participant and, subject to Section 13, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

     16.6 Gender. Where the context requires, words in any gender shall include any other gender.

     16.7 Headings. Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

     16.8 Expiration of the Plan. Subject to earlier termination pursuant to Section 14, no Award may be granted following the ten (10) year anniversary of the Effective Date and, except with respect to outstanding Awards, this Plan shall terminate.

     16.9 No Right to Continuous Service. Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Award under the Plan.

     16.10 Withholding. Upon (a) disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two (2) years of the grant of the Incentive Stock Option or within one (1) year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), or the vesting or payment of any other Award under the Plan, or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), with the consent of the Committee, at its sole discretion, such Participant may elect to have the Company withhold shares of Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company and calculated based on the Fair Market Value of the Common Stock on the date preceding the date of such notice; provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares.  Unless otherwise required by applicable federal or state laws or regulations, the Company shall not withhold or otherwise pay on behalf of any director who is not also an employee of the Company or any of its Subsidiaries any federal, state, local or other taxes arising in connection with Awards under this Plan.  The payment of any such taxes shall be the sole responsibility of each non-employee director.

     16.11 Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Awards (other than Incentive Stock Options) by a Participant to his or her Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution. Except in the case of the holder’s incapacity, an Option may only be exercised by the holder thereof.

     16.12 Governing Law. The law of the State of Missouri shall apply to all Awards and interpretations under the Plan regardless of the effect of such state’s conflict of laws principles.

     16.13 Unfunded Status. The Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in the Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. To the extent applicable, this Plan is intended to comply with Section 409A of the Code and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision in this Plan document that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Plan document that is not expressly set forth shall be deemed to be set forth herein, and such Plan shall be administered in all respects as if such provisions were expressly set forth.

     16.14 Recoupment. All Awards may be subject to the Company’s recoupment policy as in effect from time to time. By acceptance of any payment of any Award, each Participant expressly agrees to repay to the Company any amount that may be required to be repaid under the policy when applicable.